Exhibit 99.1

Financial Statements as of and for the
Years Ended December 31, 2005, 2006 and 2007,
and Independent Auditors’ Report and the Unaudited
Three Months Ended March 31, 2007 and 2008

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
eScription, Inc.
Needham, Massachusetts

We have audited the accompanying balance sheets of eScription, Inc. (the “Company”) as of December 31, 2007 and 2006, and the related statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.

/s/ Deloitte & Touche LLP

May 9, 2008
Boston, Massachusetts

eScription, Inc.

BALANCE SHEETS

	December 31,		March 31,
	2006	2007	2008
			(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,702,801	$12,674,807	$6,213,350
Accounts receivable — net of allowance for doubtful accounts of $100,000 at December 31, 2007, 2006 and March 31, 2008, respectively	5,358,126	7,195,323	7,443,097
Prepaid expenses and other current assets	815,191	942,566	1,040,389

Total current assets	12,876,118	20,812,696	14,696,836
PROPERTY AND EQUIPMENT— Net	2,786,442	2,552,516	3,091,246
RESTRICTED CASH	227,541	152,541	152,541
DEFERRED CUSTOMER INSTALLATION COSTS	1,080,336	1,126,999	1,121,460
OTHER ASSETS	176,543	213,537	410,022

Total assets	$17,146,980	$24,858,289	$19,472,105

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$171,004	$526,109	$140,168
Accrued expenses	620,344	742,296	827,354
Customer deposits	209,930	184,289	221,309
Deferred revenue, current portion	2,044,409	2,403,034	2,394,673
Deferred income tax liability	30,512	51,441	4,348

Total current liabilities	3,076,199	3,907,169	3,587,852

DEFERRED REVENUE, LONG-TERM PORTION	3,228,777	3,657,530	3,775,703

DEFERRED RENT	137,560	188,803	185,100

DEFERRED INCOME TAX LIABILITY			4,459

COMMITMENTS (See note 9)
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 5,000,000 shares authorized; 4,000,000 shares issued and outstanding	4,000	4,000	4,000
Additional paid-in capital	1,540,435	1,596,630	1,649,870
Retained earnings	9,160,009	15,504,157	10,265,121

Total stockholders’ equity	10,704,444	17,104,787	11,918,991

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,146,980	$24,858,289	$19,472,105

See accompanying notes to financial statements.

eScription, Inc.

STATEMENTS OF INCOME

	Years Ended December 31,			Three Months Ended March 31,
	2005	2006	2007	2007	2008
				(Unaudited)

REVENUE:
Hosting and subscription fees	$14,684,260	$24,061,300	$35,663,916	$7,640,922	$11,738,916
Maintenance and professional services	2,089,347	2,677,460	3,258,676	470,074	860,030
Third party hardware and software	323,038	526,310	614,528	220,315	192,420

Total revenue	17,096,645	27,265,070	39,537,120	8,331,311	12,791,366

COSTS AND OPERATING EXPENSES:
Costs of hosting and subscription	2,250,213	4,176,103	5,910,568	1,219,650	1,977,894
Costs of maintenance and professional services	2,573,155	3,169,377	4,187,534	1,014,940	1,199,169
Costs of third party hardware and software	219,395	272,612	235,721	121,567	60,325
Research and development	1,307,825	3,007,372	4,754,660	1,019,170	1,642,752
Sales and marketing	3,817,504	5,188,496	6,191,277	1,397,828	1,802,956
General and administrative	1,828,030	1,844,595	2,539,395	508,610	1,200,536

Total costs and operating expenses	11,996,122	17,658,555	23,819,155	5,281,765	7,883,632

INCOME FROM OPERATIONS	5,100,523	9,606,515	15,717,965	3,049,546	4,907,734
OTHER INCOME — Principally interest	65,666	206,757	455,491	83,024	133,844

INCOME BEFORE PROVISION FOR INCOME TAXES	5,166,189	9,813,272	16,173,456	3,132,570	5,041,578
PROVISION FOR INCOME TAXES	206,979	289,834	520,642	100,841	165,687

NET INCOME	$4,959,210	$9,523,438	$15,652,814	$3,031,729	$4,875,891

See accompanying notes to financial statements.

eScription, Inc.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock,		Additional
	Par Value — $0.001		Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total

Balance at January 1, 2005	4,000,000	$4,000	$1,524,000	$1,083,036	$2,611,036
Stockholder distributions				(1,637,795)	(1,637,795)
Net income				4,959,210	4,959,210

Balance at December 31, 2005	4,000,000	4,000	1,524,000	4,404,451	5,932,451
Stockholder distributions				(4,767,880)	(4,767,880)
Stock-based compensation			16,435		16,435
Net income				9,523,438	9,523,438

Balance at December 31, 2006	4,000,000	4,000	1,540,435	9,160,009	10,704,444
Stockholder distributions				(9,308,666)	(9,308,666)
Stock-based compensation			56,195		56,195
Net income				15,652,814	15,652,814

Balance at December 31, 2007	4,000,000	4,000	1,596,630	15,504,157	17,104,787
Stockholder distributions (unaudited)				(114,927)	(114,927)
Dividend at $2.50 per share (unaudited)				(10,000,000)	(10,000,000)
Stock-based compensation (unaudited)			53,240		53,240
Net income (unaudited)				4,875,891	4,875,891

Balance at March 31, 2008 (unaudited)	4,000,000	$4,000	$1,649,870	$10,265,121	$11,918,991

See accompanying notes to financial statements.

eScription, Inc.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,			Three Months Ended March 31,
	2005	2006	2007	2007	2008
				(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,959,210	$9,523,438	$15,652,814	$3,031,729	$4,875,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	976,554	1,519,494	1,703,819	445,539	477,581
Stock-based compensation		16,435	56,195	14,049	53,240
Loss on disposal of property and equipment	8,635
Deferred income taxes	61,979	(20,770)	20,642	5,161	(34,313)
Deferred rent expense	75,322	39,823	51,243	44,207	(3,703)
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,529,480)	(1,860,114)	(1,837,197)	(90,655)	(247,774)
Decrease (increase) in deferred customer installation costs	(154,208)	(169,635)	(46,663)	(20,984)	5,539
Increase in prepaid expenses and other current assets	(205,895)	(339,287)	(127,375)	(11,451)	(97,823)
Increase (decrease) in accounts payable	74,060	96,578	355,105	142,049	(385,941)
Increase (decrease) in accrued expenses	112,065	90,593	121,952	(316,119)	85,058
Increase in customer deposits and deferred revenue	1,326,073	1,467,763	761,737	336,587	146,832

Net cash provided by operating activities	5,704,315	10,364,318	16,712,272	3,580,112	4,874,587

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,826,776)	(1,994,345)	(1,469,286)	(876,046)	(1,015,815)
Decrease (increase) in restricted cash and deposits	(116,932)	(79,635)	71,601	(80)	(19,711)
Increase in other assets	(55,591)	(43,701)	(33,915)	(1,745)	(185,591)

Net cash used in investing activities	(1,999,299)	(2,117,681)	(1,431,600)	(877,871)	(1,221,117)

CASH FLOW FROM FINANCING ACTIVITIES:
Stockholder distributions and dividends	(1,637,795)	(4,767,880)	(9,308,666)	(1,372,274)	(10,114,927)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,067,221	3,478,757	5,972,006	1,329,967	(6,461,457)
CASH AND CASH EQUIVALENTS — Beginning of period	1,156,823	3,224,044	6,702,801	6,702,801	12,674,807

CASH AND CASH EQUIVALENTS — End of period	$3,224,044	$6,702,801	$12,674,807	$8,032,768	$6,213,350

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$175	$1,094	$268	$32	$—

Cash paid during the period for income taxes	$150,000	$310,627	$500,000	$150,000	$315,000

See accompanying notes to financial statements.

eScription, Inc.

NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
MARCH 31, 2008 AND 2007 IS UNAUDITED)

1.	NATURE OF BUSINESS

eScription, Inc. (the “Company”) was incorporated in the state of Delaware on July 2, 1999. The Company has developed speech processing technology to convert spoken words to written text using models developed solely from the medical transcription environment.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“generally accepted accounting principles”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Financial Statements — The accompanying unaudited March 31, 2008 and 2007 financial statements and related interim information contained within the notes to the financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and the notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the unaudited interim financial statements reflect all adjustments, consisting of normal and recurring adjustments, necessary for the fair presentation of the Company’s financial position at March 31, 2008 and results of operations and cash flows for the three-month periods ended March 31, 2008 and 2007. The results for the three-month period ended March 31, 2008 are not necessarily indicative of future results.

Revenue Recognition — The Company derives its revenue primarily from the sale of computer-aided medical transcription software products and services which may include installation/integration services, computer hardware/software product arrangements and monthly hosting fees based on lines processed by related transcription products.

The Company derives revenue primarily from hosting and subscription fees related to the transcription services utilizing software products developed and hosted by the Company. The Company recognizes revenue following the guidance of the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition in Financial Statements, the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, and Emerging Issues Task Force (“EITF”) Issue No. 00-03, Application of AICPA Statement of Position No. 97-2 to Arrangements that Include the Right to Use Software Stored on Another Entity’s Hardware, which applies when the software being provided cannot be run on another entity’s hardware or customers do not have the right to take possession of the software and use it on another entity’s hardware. Revenue is recognized over the subscription term as the services are delivered, provided that there is persuasive evidence of an arrangement, the fee is fixed or determinable and collectibility is deemed probable. Subscription periods range from monthly to four years, but are generally one year in duration. Initial fees charged to the Company’s customers related to installation activities are deferred and amortized to revenue over the expected term of the customer relationship.

Maintenance and professional service revenues, which include computer hardware and software maintenance, training, and consulting are recorded ratably over the contract period or as services are performed.

Revenue from the sale of computer hardware with bundled installed third-party software is recognized upon shipment of the product if the selling price to the customer is fixed and determinable, collection of the resulting receivable is probable and persuasive evidence of an arrangement exists.

eScription, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Research and Development and Software Development Costs — Research and development expenditures are expensed as incurred. Costs associated with the development of computer software are expensed prior to the establishment of technological feasibility of the software and capitalized thereafter until commercial release of the software. The Company has not incurred significant development costs after the establishment of technological feasibility and accordingly, no software development costs have been capitalized to date.

Cash Equivalents — The Company considers all highly liquid investments with a maturity of 90 days or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market investments.

Restricted Cash — The restricted cash balance at December 31, 2006 and 2007 and March 31, 2008, is a security deposit on office space for which the landlord is the beneficiary.

Property and Equipment — Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major improvements are capitalized as additions to property and equipment.

Deferred Customer Installation Costs — The Company defers direct and incremental customer installation costs and amortizes such costs over the same period as the Company recognizes the associated revenue. These costs consist principally of salary and benefits and are reported as costs of maintenance and professional services in the accompanying statements of income as they are amortized.

Impairment of Long-Lived Assets — Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such events occur, the Company compares the carrying amount of the asset to its fair value and if this comparison indicates that there is an impairment, the amount of the impairment is charged to operations.

Concentration of Credit Risk and Significant Customers — Financial instruments that subject the Company to significant concentrations of credit risk primarily consist of cash and cash equivalents and accounts receivable.

The Company maintains substantially all of its cash and cash equivalents in an institutional money market mutual fund. The fund provides daily liquidity and invests in a broadly diversified portfolio of short-term money market instruments.

To manage accounts receivable credit risk, the Company continuously evaluates the creditworthiness of its customers and maintains allowances for potential credit losses. The Company had one customer, which accounted for approximately 19%, 18% and 18% of accounts receivable at December 31, 2006, 2007 and March 31, 2008, respectively. This same customer accounted for approximately 43%, 32% and 26% of revenues for the years ended December 31, 2005, 2006 and 2007 and 27% and 22% for the three months ended March 31, 2007 and 2008, respectively.

Advertising Expense — The Company expenses advertising and relating marketing costs as incurred. Advertising expense totaled $29,929, $36,198 and $81,326 for the years ended December 31, 2005, 2006 and 2007, respectively and $26,957 and $28,907, for the three months ended March 31, 2007 and 2008, respectively.

Income Taxes — Income taxes are computed using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates expected to be in effect in the year in which the differences are expected to reverse. A valuation allowance is provided for any net deferred tax assets for which management believes it is more likely than not that the net deferred tax assets will not be realized.

eScription, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

During 1999, the Company filed an election with the Internal Revenue Service (“IRS”) to be taxed as an “S” Corporation. The Company is not obligated for federal income taxes, as these taxes are the responsibility of the Company’s stockholders.

A corporation making an “S” Corporation election after December 31, 1986, is subject to a corporate level federal income tax on any recognized “built-in gain” as defined by the IRS code, realized during a 10-year period commencing with the year of “S” Corporation election. Management believes the Company will not be liable for any income tax related to the realization of “built-in gains.” The Company is still subject to state income taxes on a portion of its income.

On January 1, 2008, the Company adopted the provisions of FASB Interpretation 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, (“FIN 48”). The adoption of FIN 48 did not have a material effect on the Company’s financial position or results of operations.

The Company’s policy is to record estimated interest and penalty related to the underpayment of income taxes or unrecognized income taxes as a component of its income tax provision.

Comprehensive Income — The Company’s comprehensive income is the same as its reported net income.

Accounting for Stock-Based Compensation — As of January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment (SFAS 123R) using the prospective method. This statement revises SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. SFAS 123R requires companies to expense the fair value of employee stock options and other forms of stock-based compensation over the service period. The estimation of stock awards that will ultimately vest requires judgment and to the extent that actual results or updated estimates differ from current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised. The Company considered many factors when estimating estimated forfeitures, including the employee types and historical experience. Actual results and future changes in estimates may differ substantially from current estimates.

Prior to January 1, 2006, the Company applied the intrinsic-value method of accounting for stock options awarded to employees. Under the intrinsic-value method, compensation associated with stock awards to employees was determined as the difference, if any, between the current fair value of the underlying common stock on the date compensation was measured and the price an employee must pay to exercise the award. Under the fair-value method, compensation associated with stock awards to employees is determined based on the estimated fair value of the award itself, measured using either current market data or an established option-pricing model. The measurement date for employee awards for both the intrinsic and fair-value methods is generally the date of grant.

The Company adopted SFAS 123R using the prospective method, which was available because, as a private company, the Company historically used the minimum value method to measure equity instruments issued to employees for pro forma disclosure purposes. Using the prospective method, the Company will continue to account for existing stock options issued prior to January 1, 2006, using the previously applied methods of accounting. For stock option awards, after December 31, 2005, the Company will recognize stock-based compensation in accordance with SFAS 123R.

The Company utilized the Black-Scholes option-pricing model to estimate the fair value of stock options awarded to employees on their grant dates during 2006 and 2007. The Black-Scholes option-pricing model

eScription, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

requires several key assumptions. The key assumptions used to apply this pricing model in 2006 and 2007 were as follows, additionally no options were granted during the three months ended March 31, 2008:

	December 31,
	2006	2007

Risk-free interest rate	4.75%	4.43%
Expected dividend yield	0%	0%
Expected volatility	40%	40%
Expected life	10 years	10 years
Expected forfeiture rate	15%	15%

For the years ended December 31, 2005, 2006 and 2007, the Company recorded $0, $16,435, $56,195, respectively and $53,240 and $14,049, for the three months ended March 31, 2008 and 2007, respectively, in stock-based compensation related to the award of stock options to employees within general and administrative expense. At December 31, 2007 the total remaining unrecognized compensation cost related to nonvested employee stock options was $430,900 and is expected to be recognized over a weighted-average amortization period of 3 years.

Recently Issued Accounting Pronouncements — In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157, as amended, is effective for financial statements issued for fiscal years beginning after November 15, 2007. In February 2008, the FASB deferred the implementation of SFAS No. 157 for certain non-financial assets and liabilities for fiscal years beginning after November 15, 2008. On January 1, 2008, the Company adopted SFAS No. 157. The adoption of SFAS No. 157 did not have a material effect on the Company’s financial position or results from operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities. SFAS No. 159 provides a “Fair Value Option” under which a company may irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. The Fair Value Option will be available on a contract-by-contract basis with changes in fair value recognized in earnings as those changes occur. On January 1, 2008, the Company adopted SFAS No. 159. The adoption of SFAS No. 159 did not have a material effect on the Company’s financial position or results from operations.

3.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at:

	December 31,		March 31,
	2006	2007	2008
			(Unaudited)

Prepaid expenses	357,982	485,598	460,843
Prepaid insurance	197,360	192,194	172,880
Inventory	—	108,838	140,494
Prepaid rent	184,713	67,273	71,919
Prepaid tradeshows	62,790	68,064	53,864
Other receivables	4,613	10,524	1,064
Prepaid taxes	7,733	10,075	139,325

Total	$815,191	$942,566	$1,040,389

eScription, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Inventory consisted of third party voice and fax boards. Inventories are stated at the lower of cost, computed using the first-in, first-out method, or market. The Company regularly reviews inventory quantities on hand and has not historically recorded provisions for excess and/or obsolete inventory.

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

	Estimated
	Useful Life	December 31,		March 31,
	(Years)	2006	2007	2008
				(Unaudited)

Computer equipment and software	3	$5,320,951	$6,489,442	$7,485,881
Furniture and fixtures	5	461,008	592,354	592,354
Leasehold improvements	3 to 5	212,696	355,027	358,527
Tradeshow equipment	5	44,520	71,638	87,514

Total		6,039,175	7,508,461	8,524,276
Less accumulated depreciation		(3,252,733)	(4,955,945)	(5,433,030)

Property and equipment, net		$2,786,442	$2,552,516	$3,091,246

Depreciation and amortization expense for the years ended December 31, 2005, 2006 and 2007 was $976,554, $1,519,494 and $1,703,212, respectively and $445,021 and $477,085 for the three months ended March 31, 2007 and 2008, respectively.

5.	OTHER ASSETS

Other assets consisted of the following at:

	December 31,		March 31,
	2006	2007	2008
			(Unaudited)

Patents and other intangibles, net of accumulated amortization of $1,467, $2,074 and $2,570 at December 31, 2006 and 2007 and March 31, 2008, respectively	$161,158	$194,466	$210,372
Deferred tax assets	8,034	8,321
Other	7,351	10,750	199,650

Total	$176,543	$213,537	$410,022

Patents are amortized using a useful life of 20 years. Intangible assets relate primarily to a domain name and are amortized over a useful life of 10 years.

eScription, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

6.	ACCRUED EXPENSES

Accrued expenses consisted of the following at:

	December 31,		March 31,
	2006	2007	2008
			(Unaudited)

Accrued profit sharing contribution	$350,976	$426,301	$120,000
Accrued compensation	154,786	148,540	467,602
Accrued expenses	71,871	147,195	218,620
Other	42,711	20,260	21,132

Total	$620,344	$742,296	$827,354

7.	DEFERRED REVENUE

Deferred revenue consisted of the following at:

	December 31,		March 31,
	2006	2007	2008
			(Unaudited)

Deferred customer installation revenue	$4,852,272	$5,553,206	$5,561,173
Deferred subscription fees	380,951	466,635	522,103
Other	39,963	40,723	87,100

Total	5,273,186	6,060,564	6,170,376

Less current portion	2,044,409	2,403,034	2,394,673

Long-term portion	$3,228,777	$3,657,530	$3,775,703

Deferred customer installation revenue is recognized ratably over the four year expected term of the customer relationship.

8.	COMMON STOCK

Authorized and Reserved Capital — At December 31, 2007 and March 31, 2008, the Company was authorized to issue 5,000,000 shares of Common Stock with a par value of $0.001 per share. As of December 31, 2007 and March 31, 2008, the Company had 4,000,000 shares of common stock issued and outstanding. On March 26, 2008, the Company declared a dividend in the amount of $2.50 per share to holders of record on that date. The dividend, aggregating $10.0 million, was paid on March 27, 2008.

Stock Option Plan — During 1999, the board of directors adopted a Stock Option Plan (the “Plan”), under which 600,000 shares of common stock are reserved for issuance to employees, officers, directors, and consultants upon the exercise of options granted under the plan. The board of directors determines the term of each option, the option price, the number of shares for which each option is granted, and the vesting schedule for the options. The fair value of the common stock has been determined by the board of directors of the Company at each stock option measurement date based on a variety of different factors, including the Company’s financial position and historical financial performance, the status of technological development within the Company, the composition and ability of the current engineering and management team, an evaluation and benchmark of the Company’s competition, the current climate in the marketplace, the illiquid nature of the common stock, and the prospects of a liquidity event, among others. The term of each option generally cannot exceed ten years (five years for options granted to holders of more than 10% of the voting stock of the Company) and are subject to vesting periods of up to four years. The exercise price of incentive stock options may not be less than the fair market value of the common stock at the date of grant (110% of

eScription, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

fair market value for options granted to holders of more than 10% of the voting stock of the Company). Non-qualified stock options may be issued under the Plan at an option price determined by the board of directors.

The following is a summary of the stock option activity for the respective periods:

	Number of	Weighted-Average	Weighted-Average
	Shares	Exercise Price	Grant Date Fair Value

Outstanding — January 1, 2007	490,392	$1.50
Granted	51,700	15.47	$9.07
Forfeited	(28,225)	4.81	2.57

Outstanding — December 31, 2007	513,867	2.75
Granted — Unaudited	0	0.00	0.00
Forfeited — Unaudited	(6,650)	2.52	1.14

Outstanding — March 31, 2008 — Unaudited	507,217	2.75

Exercisable — December 31, 2007	407,435	1.16

Exercisable — March 31, 2008 — Unaudited	416,125	1.27

Available for grant — December 31, 2007	86,133

Available for grant — March 31, 2008 — Unaudited	92,783

Unvested at December 31, 2007	106,432		5.34

Options vesting during 2007	40,334		1.07

Unvested at March 31, 2008 — Unaudited	91,092		5.50

Options vesting during the quarter ended March 31, 2008 — Unaudited	13,821		2.52

The options outstanding at December 31, 2007 and March 31, 2008, had a weighted-average remaining contractual life of 6.75 years. The fair value of options vested during the years ended December 31, 2005, 2006 and 2007 and for the three months ended March 31, 2008 was $46,290, $45,577, $71,765 and $41,392, respectively. The options expected to vest after December 31, 2007 and March 31, 2008 are 106,432 and 91,092, respectively.

For various exercise price ranges, characteristics of outstanding and exercisable stock options at December 31, 2007, are as follows:

Options Outstanding				Options Exercisable
		Weighted Average	Weighted		Weighted
	Number of	Remaining Life	Average	Number of	Average
Exercise Prices	Shares	(in years)	Exercise Price	Shares	Exercise Price

$1.00	403,508	4.28	$1.00	387,370	$1.00
$3.74	50,859	8.66	$3.74	17,065	$3.74
$7.07	12,000	9.00	$7.07	3,000	$7.07
$15.47	47,500	10.00	$15.47	—	$—

	513,867	5.35	$2.76	407,435	$1.16

The weighted average grant date fair value per share for options granted during 2006 and 2007 was $2.61 and $9.07. The weighted-average per share intrinsic values for options forfeited during the twelve months

eScription, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

ended December 31, 2005, 2006, 2007 and the three months ended March 31, 2008 were $0.97, $2.59, $5.96 and $12.95, respectively. No options were granted during the three months ended March 31, 2008.

During the three months ended March 31, 2008, the Board of Directors approved the acceleration of certain unvested stock options. The modification was evaluated under SFAS 123R and the modification did not result in a change in fair value and therefore did not result in any incremental compensation cost. In conjunction with the modification, the Company recognized approximately $23,275 of compensation expense relating to the original fair value on the unvested options.

9.	COMMITMENTS

Facility Leases — The Company leases its facilities under operating leases through 2011. Rent expense for the years ended December 31, 2005, 2006 and 2007, was $539,503, $904,800 and $1,360,800, respectively and $315,989 and $340,071 for the three months ended March 31, 2007 and 2008, respectively. The following is a schedule of the future minimum rental payments required under the leases:

Year Ending
December 31

2008	$956,703
2009	771,432
2010	771,432
2011	64,286

Total	$2,563,853

The lease for office space requires a security deposit for which the landlord is the beneficiary. This amount is reflected as restricted cash on the balance sheet. The terms of the office lease do permit a return of a portion of the security deposit at various times throughout the lease.

10.	BENEFIT PLAN

The Company sponsors an employee retirement plan (the “401(k) Plan”) under section 401(k) of the Internal Revenue Code. The 401(k) Plan allows employees to make pretax contributions up to the maximum allowable amount set by the Internal Revenue Service. Under the provisions of the 401(k) Plan, employees must reach the age of 21 to be eligible to participate in the plan. Each participant in the 401(k) Plan may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length-of-service requirements. The Company may elect to make contributions in accordance with the provisions of the 401(k) Plan. Contributions of approximately $228,000, $351,000, $426,000 and $120,000, were made for the years ended December 31, 2005, 2006, 2007 and for the three month period ended March 31, 2008, respectively.

11.	INCOME TAXES

The provision for state income taxes consists of the following at:

	Years Ended December 31,			March 31,
	2005	2006	2007	2007	2008
				(Unaudited)

Current	$145,000	$310,604	$500,000	$95,680	$200,000
Deferred	61,979	(20,770)	20,642	5,161	(34,313)

Provision for income taxes	$206,979	$289,834	$520,642	$100,841	$165,687

eScription, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company’s deferred state tax assets (liabilities) consist of the following at:

	December 31,		March 31,
	2006	2007	2008
			(Unaudited)

Accrual to cash conversion	$(30,512)	$(51,441)	$(4,348)
Depreciation and amortization	14,539	16,200	4,050
Capitalized patent costs	(6,505)	(7,879)	(8,509)

Deferred tax liability, net	$(22,478)	$(43,120)	$(8,807)

For the years ended December 31, 2005, 2006 and 2007, the effective tax rates for state income tax purposes differs from the Massachusetts statutory rate for S-Corporations (4.5%) principally due to the apportionment of income to states with lower tax rates and the utilization of approximately $90,000, $104,000 and $125,000 of tax credits, respectively.

The Company is subject to various state income taxes in numerous jurisdictions. The state tax returns are generally subject to tax examinations for the tax years ended in 2004 through 2006.

12.	SUBSEQUENT EVENTS

On April 7, 2008, the Company signed an Agreement and Plan of Merger to be acquired by Nuance Communications, Inc.

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